SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is entered into as of the date indicated on the signature page hereto by and between China Transportation Acquisition Corp., a Delaware corporation (the “Company”), and each of the persons who has executed a signature page to this Agreement (each a “Purchaser,” and together, the “Purchasers”).

1.

Offering.  The Company is offering to the Purchasers the right to purchase up to 50,000 (“the Maximum Offering”) shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”) at $3.00 per share (“Purchase Price”) with a minimum $300 investment by each Purchaser (the “Offering”).  The Offering is being made only to “non U.S.-Persons” (as defined in Rule 902 of Regulation S under the Securities Act of 1933).

2.

Subscription.  Subject to the terms and conditions hereof, each Purchaser hereby irrevocably subscribes to purchase the number of shares of Common Stock at the Purchase Price set forth on the signature page hereto (the “Securities”), the Purchase Price for which is payable as described in Section 4.1 hereof.

3.

Acceptance of Subscription and Issuance of Securities.  The Company shall have the sole right, at its sole and absolute discretion, to accept or reject this subscription, in whole or in part, for any reason.  Each Purchaser will not be deemed to have purchased any Securities unless and until such time as this Agreement and such other supplemental subscription or stock purchase agreements or documentation as are requested by the Company have been duly and validly executed by the Purchaser, delivered to the Company, and accepted by the Company.

4.

The Closing.

4.1

The Closing. The closing of the Offering (the “Closing”) shall be held on the date that all the deliverables set forth in Section 4.2 by the Company and Purchasers purchasing such number of Securities as the Company is willing to sell, up to the Maximum Offering, have been made, or at such later date as mutually agreed between the Company and the Purchasers.

4.2

Closing Deliverables.

4.2.1

At the Closing, each Purchaser shall deliver to the Company this Agreement and Regulation S Certificate attached hereto as Exhibit A, executed and completed in full.

4.2.2

At the Closing, the Company shall deliver to each Purchaser this Agreement executed and completed in full.

4.3

Conditions to Closing.  The obligations of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

4.3.1

the representations and warranties of each Purchaser contained in Section 6 hereof shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

4.4

Post-Closing Deliverables.

4.4.1

As soon as practicable after the Closing, the Company shall deliver a certificate representing the Securities to the undersigned to the address provided in Exhibit A to this Agreement.

4.4.2

By the sixtieth (60th) day following the Closing, each Purchaser shall deliver his respective Purchase Price by certified check or wire transfer to the Company.

5.

Representations and Warranties of the Company.  As of the Closing, the Company represents and warrants that:

5.1

The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

5.2

The Securities, when issued and paid for, will represent validly authorized, duly issued, and fully paid and nonassessable Securities of the Company.

6.

Representations, Warranties and Covenants of the Purchasers.  Each Purchaser acknowledges that the Securities are being offered and sold without registration under the Securities Act in reliance upon the exemption provided in Regulation S promulgated under the Securities Act and that the availability of such exemption is based in material respects upon the truth of the following representations.  With the foregoing in mind and to induce the Company to accept this subscription, each Purchaser hereby represents and warrants to the Company, each other person that subscribes for the Securities, the Company’s legal counsel, and each agent of the Company as follows:

6.1

the Purchaser has received and reviewed all information that he considers necessary or appropriate for deciding whether to purchase the Securities, including the Risk Factors set forth in Exhibit B hereto; the Purchaser (and his professional advisor, if any) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and regarding the business, financial condition, properties, operations, prospects, and other aspects of the Company, and all such questions have been answered to the Purchaser’s full satisfaction; and the Purchaser has further had the opportunity to obtain all information (to the extent that the Company possesses or can acquire such information without unreasonable effort or expense) that the Purchaser deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to the Purchaser;

6.2

the Purchaser has not relied on any information or representations with respect to the Company or the Offering, other than as expressly set forth herein, and the Purchaser understands that no person has been authorized to give any information or to make any representations other than those expressly contained herein;

6.3

the Purchaser is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the Securities Act, and the Purchaser represents and warrants that he has completed the Regulation S Certificate contained in Exhibit A attached hereto, that the information contained therein is complete and accurate as of the date hereof, and that all of the Purchaser’s responses to the information requested therein are incorporated into this Agreement as representations and warranties as if fully set forth herein;

6.4

the Purchaser recognizes that an investment in the Securities involves a high degree of risk and no assurance or guarantee has or can be given that an investor in the Company will receive a return of his capital or realize a profit on such investor’s investment;

6.5

the Purchaser has all requisite power and capacity (if the Purchaser is an individual) or authority (if the Purchaser is an entity) to enter into this Agreement and to perform all obligations required to be performed by the Purchaser hereunder; and

6.6

the Purchaser understands that, unless he notifies the Company in writing to the contrary at or before Closing, all of his representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of Closing, taking into account all information received by the Purchaser.

7.

Indemnification/No Waiver.  Each Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, managers, employees, affiliates, or agents (collectively, the “Indemnified Parties”) from and against any and all claims, loss, damage, or liability (including without limitation costs of investigation, defense and attorneys’ fees) due to or arising out of their reliance upon the respective Purchaser’s representations contained herein.  If the respective Purchaser later makes a claim against any of the Indemnified Parties that is inconsistent with his representations in this Agreement, then the respective Purchaser will be in breach of this Agreement and will be liable for any damages the Indemnified Parties suffer as a result of such breach, including the cost of a successful defense of a lawsuit of the kind discussed herein.  Notwithstanding any other representations, warranties, acknowledgments, or agreements made herein by each Purchaser, including the foregoing indemnification covenant, each Purchaser does not thereby or in any other manner waive any rights granted to him under U.S. federal or state securities laws.

8.

Legend.  Each certificate for Securities sold pursuant to this Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

9.

Brokers.  Each Purchaser has not entered into any agreement to pay any broker’s or finder’s fee to any person with respect to this Agreement or the transactions contemplated hereby.

10.

Survival.  All representations, warranties, and covenants contained in this Agreement shall survive the acceptance of the subscription by the Company and the consummation of the subscription.

11.

Notification of Changes.  Each Purchaser hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of each Purchaser contained in this Agreement to be false or incorrect.

12.

Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a)

if to the Company, to it at the following address:

China Transportation Aquisition Corp.

Attn:  Xie Le Shan, President

Room 803, Building 7

No. 43 Gongye Dadao Bei

Guangzhou, China

with a copy to:

Richardson & Patel LLP

Attn: David Feldman, Esq.

750 Third Ave., 9th Floor

New York, NY 10017

(b)

if to the undersigned, to him at the address set forth in the Regulation S Certificate attached hereto as Exhibit A,

or at such other address as either party shall have specified by notice in writing to the other.

13.

Waiver; Amendment.  Neither this Agreement nor any provisions hereof shall be amended or waived except by an instrument in writing, signed by the party against whom enforcement of any such amendment or waiver is sought.

14.

Severability; Assignability.  Should any portion of this Agreement be rendered void, invalid or unenforceable by a court of law for any reason, such invalidity or unenforceability shall not void or render invalid, or unenforceable any other portion of this Agreement.  Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

15.

Successors and Assigns.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

16.

Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the City and County of New York City in the State of New York, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

17.

Entire Agreement.  This Agreement, including its exhibits, constitutes the entire agreement between the parties regarding the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations, and understandings of the parties.

18.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.

Conflict of Language Translations.  This Agreement is written in English and Chinese.  In the event that there is a conflict between the English and Chinese versions, the English version shall prevail.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of ___________ 2011.

Name of Purchaser (please print)

Signature

Name of spouse, joint tenant or

tenant-in-common, if applicable (required)

Signature of Spouse (required)

Number of Shares Subscribed

$

Purchase Price

Subscription Accepted: ____________________, 2011 CHINA TRANSPORTATION ACQUISITION CORP. By: Xie Le Shan, President

EXHIBIT A

REGULATION S CERTIFICATE

In connection with the issuance of common stock (the “Pubco Shares”) of CHINA TRANSPORTATION ACQUSITION CORP., a Delaware corporation (“Pubco”), to the undersigned (the “Undersigned”), pursuant to that certain Subscription Agreement dated _____, 2011 (the “Agreement”), among Pubco and the Undersigned, the Undersigned hereby agrees, acknowledges, represents, and warrants that:

1.

the Undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trust, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

2.

none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.

the Undersigned understands and agrees that offers and sales of any of the Pubco Shares prior to the expiration of a period of one (1) year after the date of original issuance of the Pubco Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.

the Undersigned understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.

the Undersigned is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

6.

the Undersigned has not acquired the Pubco Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Shares that would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Shares; provided, however, that the Undersigned may sell or otherwise dispose of the Pubco Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.

the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.

Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

9.

Pubco is entitled to rely on the acknowledgements, agreements, representations, and warranties and the statements and answers of the Undersigned contained in the Agreement and this Certificate, and the Undersigned will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations, and/or warranties made by the Undersigned not being true and correct;

10.

the Undersigned has been advised to consult his own legal, tax, and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

11.

the Undersigned and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

12.

the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Undersigned during reasonable business hours at its principal place of business, and all documents, records, and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the Undersigned and his attorney and/or advisor(s);

13.

the Undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Undersigned is resident (the “International Jurisdiction”) that would apply to the acquisition of the Pubco Shares;

(b)

the Undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)

the acquisition of the Pubco Shares by the Undersigned does not trigger:

(i)

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)

any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the Undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction that will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

14.

the Undersigned (i) is able to fend for himself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of his prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of his prospective investment and can afford the complete loss of such investment;

15.

the Undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices, or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.

no person has made to the Undersigned any written or oral representations:

(a)

that any person will resell or repurchase any of the Pubco Shares;

(b)

that any person will refund the purchase price of any of the Pubco Shares;

(c)

as to the future price or value of any of the Pubco Shares; or

(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system;

17.

none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system;

18.

the Undersigned is outside the United States when receiving and executing his Agreement and is acquiring the Pubco Shares as principal for his own account, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

19.

neither the U.S. Securities and Exchange Commission (“SEC”) nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

20.

the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21.

the Undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

22.

the Undersigned understands and agrees that the Pubco Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

23.

the address of the Undersigned included herein is the sole address of the Undersigned as of the date of this Certificate.

IN WITNESS WHEREOF, I have executed this Regulation S Certificate.

Date:

, 2011
Signature

Print Name

Signature of spouse, joint tenant, or

tenant-in-common, if applicable (required)

Print Name

Address:

EXHIBIT B

RISK FACTORS

Each person receiving this information should carefully consider the risks and uncertainties described below and the other information that the Company has provided, and may continue to provide concerning the Company.  The risks and uncertainties described below may not be the only risks and uncertainties faced by the Company.  Any of the following risks could materially and adversely affect the Company’s business, financial condition, or results of operations.

Risks Related to our Business

We have a limited operating history.

We have a limited operating history and no revenues or earnings from operations since inception, and there is a risk that we will be unable to continue as a going concern and begin and sustain business operations or consummate a business combination.  We have no assets or significant financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until beginning business operations or consummating a merger or other business combination with a private company. This may result in our incurring a net operating loss that will increase unless we begin and sustain profitable operations or consummate a business combination with a profitable business. We cannot assure you that we can consummate a business combination, or that any business we begin will be profitable when we begin operations or at the time of its acquisition by us or ever.

There may be conflicts of interest between our management and the non-management stockholders of the Company.

Currently, the principal of our sole stockholder is also our sole officer and director. If shares of our common stock are held or controlled by management, conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the Company. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. For example, we have not received payment for the shares of Common Stock issued to our sole stockholder and there are no assurances that we will ever receive payment. The non-payment of the shares constitutes a breach of the purchase agreement pursuant to which the shares were issued. It is unlikely that we will seek to enforce the terms of the purchase agreement given that our sole officer and director is a principal of our sole stockholder. As a result of the non-payment for the issued shares, the Company has no working capital and has relied on third party advances to cover the expenses incurred related to the Company’s formation, the filing of its registration statement on Form 10 and all amendments thereto, and other reporting obligations pursuant to the Securities Exchange Act of 1934 (“Exchange Act”).

We are likely to incur losses.

We have incurred a loss since inception of $31,961, and we expect that we will incur losses at least until we have business operations. There can be no assurances that we will ever be profitable.

We intend to change our business purpose, which will expose us to the risks associated with starting a new business.

We are currently a shell company with no operations, and we intend to change our business purpose to begin operations as a consulting company. We cannot, however, predict the success of such operations.  Starting a new business will be accompanied by expenses that are not yet known to us.  Also, our management may not be qualified to successfully manage this intended business.

We face a number of risks associated with potential acquisitions, including the possibility that we may incur substantial debt that could adversely affect our financial condition.

In addition to changing our business purpose to begin operations, we may complete a merger or other business combination with an operating business. Such combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products, and personnel of the acquired companies and insufficient revenues to offset increased expenses associated with acquisitions. Failure to manage and successfully integrate acquisitions we make could harm our business, our strategy and our operating results in a material way. Additionally, completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt in order to complete a business combination, which could adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Any indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities that could reduce the likelihood of consummating a successful business combination. We are and may continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise, and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

There are relatively low barriers to becoming a blank check company or shell company. A newly incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the reporting requirements of the U.S. Securities and Exchange Commission (“SEC”) by filing and seeking effectiveness of a Form 10 with the SEC, thereby registering its common stock pursuant to Section 12(g) of the Exchange Act with the SEC. The registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC, even if outstanding comments from the SEC remain. The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

Future success with a business combination is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company. The success of any business combination will depend to a great extent on the operations, financial condition, and management of the identified business opportunity. While management may seek business combination(s) with entities having established operating histories, we cannot provide any assurance that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Management intends to devote only a limited amount of time to starting business operations or seeking a target company, which may adversely impact our ability to successfully begin operations or identify a suitable acquisition candidate.

While starting business operations or seeking a business combination, management anticipates devoting very limited time to the Company's affairs. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to begin successful operations or identify and consummate a successful business combination.

Management has no prior experience as directors or officers of a development stage public company.

Our sole officer and director has no prior experience serving as an officer or director of a development stage public company with the business purpose of acquiring a target business or commencing other operations. The inexperience of our sole officer and director and the fact that the analysis and evaluation of a potential business combination or other opportunity is to be taken under the supervision of our directors and officers may adversely impact our ability to begin successful operations or identify and consummate a successful business combination.

There can be no assurance that the Company will successfully begin operations or consummate a business combination.

We can give no assurances that we will successfully begin business opportunities or that we will conclude a business combination. The Company intends to begin a consulting business and may seek a target company not limited to any location or industry. We cannot guarantee that we will be able to successfully start consulting operations or negotiate a business combination with an entity on favorable terms.  We have no arrangement, agreement, or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. Although our management will endeavor to evaluate the risks inherent in a new business or a particular target business, we cannot assure that we will properly ascertain or assess all significant risk factors.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly.

The Company has no business that produces revenues, however, the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports that will require that the Company engage legal, accounting, and auditing services. The engagement of such services can be costly and the Company is likely to incur losses that may adversely affect the Company’s ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 requires that the Company establish and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited time that management will devote to the Company may make it difficult for the Company to continue to maintain adequate internal controls over financial reporting. In the event the Company fails to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude any acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of any acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation that would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we are not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we are not engaged in the business of investing or trading in securities. If we engage in business combinations or other operations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, or commence operations in a foreign country, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure any acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. We intend to structure any business combination so as to minimize the US federal and state tax consequences to both us and the target entity; however, we cannot guarantee that any business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business may have no revenue unless and until we begin operations or merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully begin business operations or successfully merge with or acquire an operating business.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to successfully begin operations or identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for the business that we decide to begin or a merger or acquisition. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote, or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we may assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Risks Related to our Stockholders and our Shares of Common Stock

We cannot assure you that our Common Stock will be listed on NASDAQ or any other securities exchange.

Following starting operations or following a business combination, we may seek the listing of our Common Stock on NASDAQ or the NYSE AMEX. However, we cannot assure you that we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our Common Stock on either of those or any other stock exchange. After starting operations or completing a business combination, until our Common Stock is listed on the NASDAQ or another stock exchange, we expect that our Common Stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the OTC Pink Market, where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our Common Stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Our stockholders may have a minority interest in the Company following any business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors and control our Company.

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

Shares of our Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the Common Stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until the Company begins operations or completes a business combination with an operating business and the Company thereafter files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).  Therefore, outstanding shares of Common Stock cannot be offered, sold, pledged, or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Shares of Common Stock cannot be sold under the exemption from registration provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the “Wulff Letter”).  The Wulff Letter provides that certain private transfers of the shares of common stock issued by a blank check company may be prohibited without registration under federal securities laws.  Further, stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter, and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.  Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

It is likely that our Common Stock will be considered “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our Common Stock may be deemed to be “penny stock” as that term is defined under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth (excluding the net equity in their primary residence) in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker-dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We have not received payment for the shares of Common Stock issued to our sole stockholder.

We have not received payment for the shares of Common Stock issued to our sole stockholder and there are no assurances that we will ever receive payment. The non-payment of the shares constitutes a breach of the purchase agreement pursuant to which the shares were issued. It is unlikely that we will seek to enforce the terms of the purchase agreement given that our sole officer and director is a principal of our sole stockholder. As a result of the non-payment for the issued shares the Company has no working capital and has relied on third party advances to cover the expenses incurred, related to the Company’s formation, the filing of its registration statement on Form 10 and other reporting obligations pursuant to the Exchange Act.

We are controlled by our management.

An affiliate of our management currently beneficially owns and votes 100% of all the issued and outstanding Common Stock of the Company.  Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

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Election of our board of directors;

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Removal of directors;

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Amendment to the Company’s certificate of incorporation or bylaws; and

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Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

This stockholder has complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company expects to issue more shares in any merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of Common Stock and a maximum of 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or Preferred Stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

Our stockholder has the ability to authorize a transaction causing the Company to repurchase its shares of Common Stock.

The principal of our sole stockholder currently serves as the sole officer and director of the Company and therefore has the ability to authorize a transaction in which the Company sells securities to a third party, in order to provide an interest in the Company to third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of Common Stock held by our sole stockholder. As a result of such transaction(s), our management, stockholder(s) and Board of Directors may change. Such a transaction may not require a stockholder vote. Currently, all of the shares of our outstanding common stock are held by our sole stockholder, and to the extent that our current stockholder retains control of the outstanding shares of the Company, our sole stockholder has the authority to authorize the transaction. The repurchase price paid for such shares is unknown unless and until such a transaction and its terms have been identified and agreed to.

We may issue Preferred Stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

Risks Related to this Offering

This Offering will have a dilutive effect on our Common Stock.

The Securities issuable hereunder are dilutive to the current outstanding and issued shares of Common Stock upon the sale of the Securities.  In addition, the Company may issue additional shares of Common Stock and/or preferred stock of the Company, with terms, rights, preferences, and priorities superior to those offered in this Offering. The sale of such securities of the Company in the future could result in further dilution of the Purchasers.

Your ability to sell your Securities in the market is not assured because there are restrictions on their transfer.

The Securities are being sold as a private placement of securities. There is, at present, no trading market for the Securities. The Securities will not be registered under the Securities Act of 1933, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S promulgated under the Securities Act, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws.

Our management has discretion as to the use of proceeds from this Offering.

The net proceeds from this Offering will be used as management sees fit and in our best interests and our stockholders in order to address current and changed circumstances and opportunities.   As a result of the foregoing, our success may be affected by the judgment of our management with respect to the application and allocation of the net proceeds of the Offering.  Purchasers will be entrusting their funds to our management, upon whose judgment and discretion the Purchasers must depend, with only limited information concerning management’s specific intentions.

This Offering may not yield positive net proceeds.

There is no minimum offering amount for this Offering.  There can be no assurance that we will raise the Maximum Offering.  Even if we complete the Maximum Offering, the Company may not have positive net proceeds after the deduction of all professional fees incurred in connection with this Offering and may need to raise additional financing.